UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including zip code)

(203) 705-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 28, 2013, Tronox Limited (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the United States Securities and Exchange Commission, which reported the voting results of the matters voted on at the Company’s Annual General Meeting of Shareholders held on May 21, 2013 (the “Annual Meeting”). This Amendment No. 1 on Form 8-K/A is being filed to update the disclosure under “Item 5.07, Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Company’s determination based on that vote regarding how frequently it will conduct non-binding shareholder advisory votes on the compensation of its named executive officers. No other changes have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on, among other matters, a proposal regarding the frequency of future non-binding shareholder advisory votes on the compensation of the Company’s named executive officers. As previously reported by the Company in the Original 8-K, a majority of votes cast on the frequency proposal were cast, on an advisory basis, in favor of holding an advisory vote on the compensation of named executive officers every year. In light of such voting results, and consistent with the Company’s recommendation, the Company decided that it will hold an advisory vote on the compensation of the Company’s named executive officers every year until the next shareholder non-binding advisory vote on the frequency of non-binding advisory votes to approve the compensation of the named executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: March 25, 2014	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary